As filed with the Securities and Exchange Commission on April 6, 2023
Registration No. 333-260835

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-1 ON FORM 3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

AURORA INNOVATION, INC.
(Exact name of Registrant as specified in its charter)

Delaware	98-1562265
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1654 Smallman St
Pittsburgh, PA 15222
(888) 583-9506
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Chris Urmson
Chief Executive Officer
Aurora Innovation, Inc.
1654 Smallman St
Pittsburgh, PA 15222
(888) 583-9506
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Damien Weiss Megan J. Baier David G. Sharon Wilson Sonsini Goodrich & Rosati, P.C. 1301 Avenue of the Americas New York, NY 10019 Telephone: (212) 999-5800	Nolan Shenai General Counsel Aurora Innovation, Inc. 1654 Smallman St Pittsburgh, PA 15222 (888) 583-9506

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE
On November 5, 2021, we filed a registration statement with the Securities and Exchange Commission (the “SEC”), on Form S-1 (File No. 333-260835) (the “Initial Registration Statement”). The Initial Registration Statement was declared effective by the SEC on November 12, 2021 to initially register (1) the issuance and sale of an aggregate of (i) 234,560,193 shares of our Class A common stock, par value $0.00001 per share (the “Class A Common Stock”) issuable by us upon conversion of our Class B common stock, par value $0.00001 per share (the “Class B Common Stock”), held by certain of our stockholders (the “Non-Affiliate Conversion Stock”), (ii) 425,722 shares of Class A Common Stock issuable upon the exercise of certain outstanding options to purchase Class A Common Stock (the “Former Employee Options”) held by individuals who terminated their employment with us prior to the closing of business combination (the “Business Combination”) with Reinvent Technology Partners Y (“RTPY”) and (iii) 12,218,750 shares of Class A Common Stock issuable upon the exercise of 12,218,750 warrants, exercisable at a price of $11.50 per share (the “Public Warrants”), which were issued as part of units in RTPY’s initial public offering, consummated on March 18, 2020 (the “RTPY IPO”), (2) the issuance and resale of (i) 246,547,784 shares of Class A Common Stock issuable by us upon conversion of the Class B Common Stock held by certain of our stockholders the (“Affiliate Conversion Stock”), (ii) 951,098 shares of Class A Common Stock issuable upon the exercise of certain outstanding options to purchase Class A Common Stock (the “Affiliate Options”) and the vesting of certain restricted stock units for Class A Common Stock held by certain of our affiliates and their affiliated entities (the “Affiliate RSUs” and together with the Affiliate Options, the “Affiliate Equity Stock”) and (iii) 8,900,000 shares of Class A Common Stock issuable upon the exercise of 8,900,000 private placement warrants (the “Private Placement Warrants”) purchased by Reinvent Sponsor Y LLC in connection with the RTPY IPO and (3) the resale from time to time by the selling securityholders named in this prospectus or their permitted transferees (the “Selling Securityholders”) of (i) 4,029,344 shares of Class A Common Stock beneficially owned by certain of our affiliates (the “Affiliate Class A Stock”), (ii) 6,883,086 shares of Class A Common Stock beneficially owned by Reinvent Sponsor Y LLC (the “Sponsor Stock”), (iii) 100,000,000 shares of Class A Common Stock purchased at the closing of the Business Combination by a number of subscribers pursuant to separate subscription agreements (the “PIPE Shares”), (iv) 288,556,375 shares of Class A Common Stock beneficially owned by certain stockholders who have been granted registration rights (the “Registration Rights Shares”) and (v) 8,900,000 Private Placement Warrants.
On March 11, 2022, we filed a Post-Effective Amendment No. 1 on Form S-1 (File No. 333-260835), which was declared effective by the SEC on March 18, 2022, to (i) include information from our Annual Report on Form 10-K for the year ended December 31, 2021, that was filed on March 11, 2022 and amended on August 12, 2022; and (ii) update certain other information in the Initial Registration Statement.
On February 21, 2023, we filed a Post-Effective Amendment No. 2 on Form S-1 (File No. 333-260835) to the Initial Registration Statement, which was declared effective by the SEC on March 2, 2023, to (i) include information from our Annual Report on Form 10-K for the year ended December 31, 2022, that was filed on February 21, 2023 (the “Annual Report”); and (ii) update certain other information in the Initial Registration Statement.
We are filing this Post-Effective Amendment No. 3 to Form S-1 on Form S-3 (File No. 333-260835) (the “Post-Effective Amendment No. 3”) to (i) convert the registration statement on Form S-1 into a registration statement on Form S-3; and (ii) update certain other information in the Initial Registration Statement.
No additional securities are being registered under this Post-Effective Amendment No. 3. All applicable registration fees were paid at the time of the filing of the Initial Registration Statement.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated April 6, 2023
PROSPECTUS
Aurora Innovation, Inc.
903,072,352 Shares of Class A Common Stock
8,900,000 Warrants to Purchase Shares of Class A Common Stock

This prospectus relates to the registration of the Class A common stock, par value $0.00001 per share (“Class A Common Stock”), of Aurora Innovation, Inc. and warrants to purchase shares of Class A Common Stock as described herein.
This prospectus relates to the issuance and sale by us of an aggregate of (i) 234,560,193 shares of Class A Common Stock (the “Non-Affiliate Conversion Stock”) issuable by us upon conversion of the Class B common stock, par value $0.00001 per share, of Aurora Innovation, Inc. (the “Class B Common Stock”), held by certain of our stockholders, (ii) 425,722 shares of Class A Common Stock issuable upon the exercise of certain outstanding options to purchase Class A Common Stock (the “Former Employee Options”) held by individuals who terminated their employment with Aurora Innovation, Inc. prior to the closing (the “Closing”) of business combination with Reinvent Technology Partners Y (“RTPY”) and (iii) 12,218,750 shares of Class A Common Stock issuable upon the exercise of 12,218,750 warrants (the “Public Warrants”) at a price of $11.50 per share, which were issued as part of units in RTPY’s initial public offering, which was consummated on March 18, 2020 (the “RTPY IPO”).
This prospectus also relates to the issuance by us and the resale by the selling securityholders named in this prospectus or their permitted transferees (the “Selling Securityholders”) of (i) 246,547,784 shares of Class A Common Stock (“Affiliate Conversion Stock”) issuable by us upon conversion of the Class B Common Stock held by certain of our stockholders, (ii) 951,098 shares of Class A Common Stock issuable upon the exercise of certain outstanding options (the “Affiliate Options”) to purchase Class A Common Stock and vesting of certain restricted stock units for Class A Common Stock (the “Affiliate RSUs” and together with the Affiliate Options, the “Affiliate Equity Stock”) held by certain of our affiliates and their affiliated entities and (iii) 8,900,000 shares of Class A Common Stock issuable upon the exercise of 8,900,000 private placement warrants (the “Private Placement Warrants”) purchased by Reinvent Sponsor Y LLC (the “Sponsor”) in connection with the RTPY IPO.
This prospectus also relates to the resale from time to time by the Selling Securityholders of (i) 4,029,344 shares of Class A Common Stock (the “Affiliate Class A Stock”) beneficially owned by certain of our affiliates, (ii) 6,883,086 shares of Class A Common Stock (the “Sponsor Stock”) beneficially owned by the Sponsor, (iii) 100,000,000 shares of Class A Common Stock (the “PIPE Shares”) purchased at Closing by a number of subscribers pursuant to separate subscription agreements, (iv) 288,556,375 shares of Class A Common Stock beneficially owned by certain stockholders who have been granted registration rights (the “Registration Rights Shares”) and (v) 8,900,000 Private Placement Warrants.
The Selling Securityholders may sell any, all or none of the securities and we do not know when or in what amount the Selling Securityholders may sell their securities hereunder following the date of this prospectus. The Selling Securityholders may sell the securities described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell their securities in the section titled “Plan of Distribution” appearing elsewhere in this prospectus.
We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash and from the exercise of the Affiliate Options and the Former Employee Options. We will pay the expenses associated with registering the sales by the Selling Securityholders other than any underwriting discounts and commissions, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus.
Of the 903,072,352 shares of Class A Common Stock that may be offered or sold by Selling Securityholders identified in this prospectus, as of March 15, 2023, 577,935,128 of those shares (the “Lock-Up Shares”) are subject to certain lock-up restrictions, pursuant to a lock-up agreement further described in the section titled “Description of Securities” appearing elsewhere in this prospectus.
Our Class A Common Stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “AUR” and the Public Warrants are listed on Nasdaq under the symbol “AUROW.” On April 5, 2023, the last quoted sale price for our Class A Common Stock as reported on Nasdaq was $1.23 per share and the last quoted sale price for our Public Warrants as reported on Nasdaq was $0.19 per warrant.
We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for this prospectus and for future filings.

Investing in our securities involves a high degree of risk. Before investing in our securities, please carefully read the discussion of the risks and uncertainties of investing in our securities described in the section titled “Risk Factors” beginning on page 5 of this prospectus, and under similar headings in any amendments or supplements to this prospectus and the documents incorporated herein by reference.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Securityholders and their permitted transferees may, from time to time, sell the securities offered by them described in this prospectus in one or more offerings through any means described in the section entitled “Plan of Distribution.” We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus.
This prospectus provides you with a general description of the securities that may be offered. To the extent necessary, each time that the Selling Securityholders offer and sell securities, we or the Selling Securityholders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted by law, we may also authorize one or more free writing prospectuses that may contain material information relating to these offerings. Such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.”
Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. Neither we nor the Selling Securityholders take any responsibility for, nor provide any assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
This prospectus, any prospectus supplement or free writing prospectus, and the documents incorporated by reference therein contain summaries of certain provisions contained in some of the documents described or incorporated by reference herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information.”
For investors outside of the United States: Neither we nor the Selling Securityholders, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.
The Aurora design logo and the Aurora mark appearing in this prospectus are the property of Aurora Innovation, Inc. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. We have omitted the ® and TM designations, as applicable, for the trademarks used in this prospectus.
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FREQUENTLY USED TERMS
Unless otherwise stated or unless the context otherwise requires, references in this prospectus to (1) “Legacy Aurora” refers to Aurora Innovation, Inc., a Delaware corporation, prior to the Merger, (2) “RTPY” refers to Reinvent Technology Partners Y, a Cayman company and our legal predecessor, prior to the Merger, and (3) “Aurora,” the “Company,” “Registrant,” “we,” “us” and “our” refers to Aurora Innovation, Inc., a Delaware corporation formerly known as Reinvent Technology Partners Y, and where appropriate, our wholly owned subsidiaries, following the Merger.
In this document:
“2021 Plan” are to the Aurora Innovation, Inc. 2021 Equity Incentive Plan.
“Aurora Founders” are to Chris Urmson, Sterling Anderson and James Andrew (Drew) Bagnell.
“Common Stock” are to shares of Class A Common Stock and Class B Common Stock.
“Board” means the board of directors of Aurora.
“Business Combination” are to the Domestication together with the Merger.
“Bylaws” are to the bylaws of Aurora.
“Certificate of Incorporation” are to the certificate of incorporation of Aurora.
“Class A Common Stock” means the shares of Class A Common Stock of Aurora Innovation, Inc., par value $0.00001 per share.
“Class B Common Stock” means the shares of Class B Common Stock of Aurora Innovation, Inc., par value $0.00001 per share.
“Closing” means the consummation of the Merger, which occurred on November 3, 2021.
“Domestication” are to the domestication of RTPY as a corporation incorporated in the State of Delaware.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Legacy Aurora” means Aurora Innovation, Inc. prior to the Business Combination and Aurora Innovation Holdings, Inc. after the Business Combination.
“Merger” refers to the merger of Merger Sub with and into Legacy Aurora, with Legacy Aurora surviving as a wholly owned subsidiary of the Company.
“Merger Agreement” are to the Agreement and Plan of Merger, dated as of July 14, 2021, by and among RTPY, Merger Sub and Legacy Aurora, as amended and modified from time to time.
“Merger Sub” means RTPY Merger Sub, Inc., a Delaware corporation.
“Nasdaq” means The Nasdaq Global Select Market.
“PIPE Shares” means the 100,000,000 shares of Class A Common Stock purchased by certain accredited investors pursuant to separate subscription agreements in connection with the Closing, for a purchase price of $10.00 per share, in a private placement.
“Preferred Stock” means the shares of preferred stock of Aurora, par value $0.00001 per share.
“Private Placement Warrants” means the warrants to purchase shares of Class A Common Stock purchased in a private placement in connection with the RTPY IPO, exercisable for one share of Class A Common Stock at a price of $11.50 per share, subject to adjustments.
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“Public Warrants” means the warrants to purchase shares of Class A Common Stock that are publicly traded under the “AUROW” symbol on Nasdaq, exercisable for one share of Class A Common Stock at a price of $11.50 per share, subject to adjustments.
“RTPY IPO” means RTPY’s initial public offering of units, consummated on March 18, 2020.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Sponsor” means Reinvent Sponsor Y LLC, a Cayman Islands limited liability company.
“Warrant Agreement” are to the Warrant Agreement, dated as of March 15, 2021, by and between RTPY and Continental Stock Transfer & Trust Company, as amended by the Amendment of Warrant Agreement, dated as of February 28, 2022, by and among Aurora Innovation, Inc., Continental Stock Transfer & Trust Company and American Stock Transfer & Trust Company, as warrant agent.
“Warrants” means the Public Warrants and Private Placement Warrants.
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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the information incorporated by reference herein and therein contain certain statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements generally relate to future events or our future financial or operating performance. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. Forward-looking statements included or incorporated by reference in this prospectus or any prospectus supplement include, but are not limited to, statements about:
•our ability to commercialize the Aurora Driver safely, quickly, and broadly on the timeline we expect;
•the market for autonomous vehicles and our market position;
•our ability to compete effectively with existing and new competitors;
•the ability to maintain the listing of our Class A Common Stock and warrants on Nasdaq;
•our ability to raise financing in the future;
•anticipated trends, growth rates, and challenges in our business and in the markets in which we operate;
•our ability to effectively manage our growth and future expenses;
•the sufficiency of our cash and cash equivalents to meet our operating requirements;
•our success in retaining or recruiting, or changes required in, our officers, key employees or directors;
•the impact of the regulatory environment and complexities with compliance related to such environment;
•our ability to successfully collaborate with business partners;
•our ability to obtain, maintain, protect and enforce our intellectual property;
•economic and industry trends or trend analysis;
•the impact of infectious diseases, health epidemics and pandemics (including the ongoing COVID-19 pandemic), natural disasters, war (including Russia’s actions in Ukraine), acts of terrorism or responses to these events; and
•other factors detailed under the section entitled “Risk Factors.”
We caution you that the foregoing list does not contain all of the forward-looking statements made in this prospectus, any prospectus supplement and the information incorporated by reference herein and therein.
You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus, any prospectus supplement and the information incorporated by reference herein and therein primarily on our current expectations and projections about future events and trends that we believe may affect our business, operating results, financial condition and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus, any prospectus supplement and the information incorporated by reference herein and therein. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is
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not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus, any prospectus supplement and the information incorporated by reference herein and therein. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements made in this prospectus, any prospectus supplement and the information incorporated by reference herein and therein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus, any prospectus supplement and the information incorporated by reference herein and therein to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. You should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.
You should read this prospectus and any prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement of which this prospectus is a part and the documents incorporated by reference, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus and any prospectus supplement and the documents that we reference herein and therein by these cautionary statements.
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PROSPECTUS SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the consolidated financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “Aurora,” the “Company,” “we,” “our” and “us” refer, collectively, to Aurora Innovation, Inc., a Delaware corporation, and its consolidated subsidiaries.
Overview
Our mission is to deliver the benefits of self-driving technology safely, quickly, and broadly.
Aurora was founded in 2017 by Chris Urmson, Sterling Anderson, and Drew Bagnell, three of the most prominent leaders in the self-driving space. Led by a team with deep experience, we are developing the Aurora Driver based on what we believe to be the most advanced and scalable suite of self-driving hardware, software, and data services in the world to fundamentally transform the global transportation market. The Aurora Driver is designed as a platform to adapt and interoperate amongst a multitude of vehicle types and applications. To date, we have successfully integrated the Aurora Driver into numerous different vehicle platforms designed to meet its requirements: from passenger vehicles to light commercial vehicles to Class 8 trucks. By creating a common driver platform for multiple vehicle types and use cases, the capabilities we develop in one market reinforce and strengthen our competitive advantages in other areas. For example, highway driving capabilities developed for trucking will carry over to highway segments driven by passenger vehicles in ride hailing applications. We believe this is the right approach to bring self-driving to market and will enable us to target and transform multiple massive markets, including trucking, passenger mobility, and local goods delivery.
Corporate History and Background
On November 3, 2021, RTPY, our legal predecessor and a special purpose acquisition company sponsored by affiliates of the Sponsor, consummated the previously announced Business Combination with Legacy Aurora pursuant to the Merger Agreement. Pursuant to the Merger Agreement, Merger Sub merged with and into Legacy Aurora, the separate corporate existence of Merger Sub ceased, and Legacy Aurora continued as the surviving corporation in the Merger and as a wholly owned subsidiary of RTPY. RTPY simultaneously changed its name from Reinvent Technology Partners Y to Aurora Innovation, Inc.
Our Class A Common Stock and Public Warrants are listed on Nasdaq under the symbols “AUR” and “AUROW,” respectively. Our Class B Common Stock is neither listed nor publicly traded.
Our principal executive offices are located at 1654 Smallman St, Pittsburgh, Pennsylvania 15222. Our telephone number is (888) 583-9506. Our website address is www.aurora.tech. The information on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information contained on our website in deciding whether to purchase our securities. We have included our website address in this prospectus solely as an inactive textual reference.
Implications of Being an Emerging Growth Company
We are currently an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As such, we may take advantage of reduced disclosure and other requirements otherwise generally applicable to public companies, including:
•exemption from the requirement to have our registered independent public accounting firm attest to management’s assessment of our internal control over financial reporting;

•exemption from compliance with the requirement of the Public Company Accounting Oversight Board, or PCAOB, regarding the communication of critical audit matters in the auditor’s report on the consolidated financial statements;
•reduced disclosure about our executive compensation arrangements; and
•exemption from the requirement to hold non-binding advisory votes on executive compensation or golden parachute arrangements.
We will remain an emerging growth company until the earliest to occur of: (1) the last day of the fiscal year in which we have at least $1.235 billion in annual revenue; (2) the date we qualify as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates; (3) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; and (4) the last day of the fiscal year ending after the fifth anniversary of the RTPY IPO.
As a result of this status, we have taken advantage of reduced reporting requirements in the documents incorporated by reference into this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. In particular, in the documents incorporated by reference into this prospectus, we have not included all of the executive compensation-related information that would be required if we were not an emerging growth company. In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies unless it otherwise irrevocably elects not to avail itself of this exemption. We have elected to use this extended transition period for complying with new or revised accounting standards until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of the extended transition period. As a result, our consolidated financial statements may not be comparable to the financial statements of companies that comply with the new or revised accounting pronouncements as of public company effective dates.

THE OFFERING

Issuance of Class A Common Stock	The offer and sale of shares were initially registered in the Initial Registration Statement filed on November 5, 2021. No new shares are being added in this Post-Effective Amendment No. 3.

Non-Affiliate Conversion Stock	234,560,193 shares

Former Employee Options	425,722 shares

Shares of our Class A Common Stock issuable upon exercise of the Public Warrants	12,218,750 shares

Exercise Price of the Warrants	$11.50 per share, subject to adjustment as described herein.

Use of Proceeds
We will receive up to an aggregate of approximately $244.1 million from the exercise of all Warrants, assuming the exercise in full of such Warrants for cash, and from the exercise of the Former Employee Options and Affiliate Options. We expect to use the net proceeds from the exercise of the Warrants and the Former Employee Options for general corporate purposes. See the section of this prospectus titled “Use of Proceeds” appearing elsewhere in this prospectus for more information.

Issuance and Resale of Class A Common Stock	The offer and sale of shares were initially registered in the Initial Registration Statement filed on November 5, 2021. No new shares are being added in this Post-Effective Amendment No. 3.

Shares of Class A Common Stock offered by the Selling Securityholders hereunder (representing the Affiliate Conversion Stock and Affiliate Equity Stock	247,498,882 shares

Shares of our Class A Common Stock issuable upon exercise of the Private Placement Warrants	8,900,000 shares

Resale of Class A Common Stock	The offer and sale of shares were initially registered in the Initial Registration Statement filed on November 5, 2021. No new shares are being added in this Post-Effective Amendment No. 3.

Shares of Class A Common Stock offered by the Selling Securityholders hereunder (representing the Affiliate Class A Stock, Sponsor Stock, PIPE Shares and Registration Rights Shares)	399,468,805 shares

Warrants Offered by the Selling Securityholders hereunder (representing the Private Placement Warrants)	8,900,000 warrants

Exercise Price of the Warrants	$11.50 per share, subject to adjustment as described herein.

Redemption	The Warrants are redeemable in certain circumstances. See the section of this prospectus titled “Description of Securities—Warrants” for further discussion.

Use of Proceeds
We will not receive any proceeds from the sale of our Class A Common Stock and Warrants offered by the Selling Securityholders under this prospectus (collectively, the “Securities”). See the section of this prospectus titled “Use of Proceeds” appearing elsewhere in this prospectus for more information.

Risk Factors
Any investment in the Class A Common Stock and Warrants offered by this prospectus is speculative and involves a high degree of risk. See the section titled “Risk Factors” beginning on page 5 of this prospectus and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our Class A Common Stock and Warrants.

Nasdaq Symbol	“AUR” for our Class A Common Stock and “AUROW” for our Public Warrants.

Lock-Up Restrictions
Of the 903,072,352 shares of Class A Common Stock that may be offered or sold by Selling Securityholders identified in this prospectus, as of March 15, 2023, 577,935,128 of those shares are Lock-Up Shares, which are subject to certain lock-up restrictions pursuant to a lock-up agreement further described in the section titled “Description of Securities” appearing elsewhere in this prospectus.

The number of shares of Class A Common Stock outstanding after this offering is based on 771,251,956 shares of our Class A Common Stock outstanding as of March 15, 2023 and excludes:
•98,307,700 shares of Class A Common Stock issuable upon the exercise of outstanding options;
•130,025,035 shares of Class A Common Stock issuable upon the vesting of outstanding restricted stock units; and
•67,568,802 shares of Class A Common Stock reserved for future issuance under the 2021 Plan.
The 2021 Plan also includes an evergreen provision that provides for an automatic annual increase to the number of shares of Class A Common Stock available for issuance under the 2021 Plan on the first day of each fiscal year, equal to the least of: (1) 120,900,000 shares of Class A Common Stock; (2) 5% of the total number of shares of all classes of our Common Stock outstanding as of the last day of our immediately preceding fiscal year; or (3) such lesser amount determined by the administrator.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making an investment decision regarding our securities, you should consider carefully the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus. The risks described in these documents are not the only ones we face. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of these risks actually occur, our business, operating results, financial condition and prospects could be materially and adversely affected. In that event, the market price of our securities could decline, and you could lose part or all of your investment. Please also carefully read the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Incorporation by Reference.”

USE OF PROCEEDS
All of the Securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from the sale of the Securities hereunder.
With respect to the registration of all shares of Class A Common Stock and Private Placement Warrants offered by the Selling Securityholders pursuant to this prospectus, the Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the Securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and our independent registered public accounting firm.
We will receive up to an aggregate of approximately $244.1 million from the exercise of the Warrants assuming the exercise in full of all of the Warrants for cash and from the exercise of Former Employee Options. We expect to use the net proceeds from the exercise of the Warrants and Former Employee Options for general corporate purposes. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants or that they will exercise any or all of them for cash. The amount of cash we would receive from the exercise of Warrants will decrease to the extent that Warrants are exercised on a cashless basis.

SELLING SECURITYHOLDERS
This prospectus relates to the resale of up to 399,468,805 shares of Class A Common Stock, consisting of (i) up to 100,000,000 PIPE Shares; (ii) up to 4,029,344 shares of Affiliate Class A Stock; (iii) up to 6,883,086 shares of Sponsor Stock; and (iv) up to 288,556,375 Registration Rights Shares.
The Selling Securityholders may from time to time offer and sell any or all of the shares of Class A Common Stock and Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Class A Common Stock or Warrants other than through a public sale.
The following table is prepared based on information provided to us by the Selling Securityholders and the 771,251,956 shares of Class A Common Stock and 409,026,834 shares of Class B Common Stock outstanding as of March 15, 2023. It sets forth, as of the date of this prospectus, the names of the Selling Securityholders, and the aggregate number of shares of Class A Common Stock and Private Placement Warrants that the Selling Securityholders may offer pursuant to this prospectus. Shares of Class A Common Stock and Private Placement Warrants offered and beneficially owned are based primarily on information initially provided to us by the Selling Securityholders indicating the Class A Common Stock and Private Placement Warrants they wished to be covered by this registration statement and eligible for sale under this prospectus. The table does not include the issuance by us of up to 12,218,750 shares of Class A Common Stock upon the exercise of the Public Warrants, which is also covered by this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.
The Selling Securityholders include the Sponsor and certain former directors of our predecessor, certain of our principal stockholders and certain of our current directors and executive officers. For a description of our relationships with such Selling Securityholders, see the sections of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 6, 2023 titled “Board of Directors and Corporate Governance—Director Compensation,” “Executive Compensation” and “Related Person Transactions” and our subsequent SEC filings incorporated by reference into this prospectus.
Please see the section titled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these securities.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC (except as described in footnote (1) to the table below) and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

	Common Stock Beneficially Owned Prior to Offering(1)			Common Stock Beneficially Owned After Offering(1)					Private Placement Warrants
Name of Beneficial Owner	Number of Shares of Class A Common Stock Beneficially Owned	Number of Shares of Class B Common Stock Beneficially Owned	Number of shares of Class A Common Stock Registered for Sale Hereby	Number of Shares of Class A Common Stock Beneficially Owned	% of Class A Common Stock Beneficially Owned	Number of Shares of Class B Common Stock Beneficially Owned	% of Class B Common Stock Beneficially Owned	% of Total Voting Power After Offering**	Number Beneficially Owned Prior to Offering	Number of Warrants Registered for Sale Hereby	Number Beneficially Owned After Offering	% Beneficially Owned After Offering
Neben Holdings LLC(2)	300,936,375	—	300,936,375	—	—	—	—	—	—	—	—	—
Entities affiliated with Sequoia Capital(3)	500,000	35,239,761	35,739,761	—	—	—	—	—	—	—	—	—
Entities affiliated with Greylock(4)	—	28,193,946	28,193,946	—	—	—	—	—	—	—	—	—
Entities affiliated with Index Ventures(5)	500,000	37,911,648	38,411,648	—	—	—	—	—	—	—	—	—
Amazon.com NV Investment Holdings LLC(6)	—	35,239,761	35,239,761	—	—	—	—	—	—	—	—	—
Entities affiliated with T. Rowe Price Associates, Inc.(7)	54,210,463	—	48,927,106	5,283,357	*	—	—	*	—	—	—	—
Entities affiliated with Toyota Motor Corporation(8)	47,641,829	—	373,891	47,641,829	6.2%	—	—	1%	—	—	—	—
James Andrew Bagnell(9)	228,966	40,740,447	47,304,449	228,966	*	—	—	—	—	—	—	—
Chris Urmson(10)	696,251	145,831,739	145,831,739	696,251	*	—	—	*	—	—	—	—
Richard Tame(11)	1,201,524	—	651,252	550,272	*	—	—	*	—	—	—	—
William Mouat(12)	3,442,814	—	3,442,814	—	—	—	—	—	—	—	—	—
Sterling Anderson(13)	2,216,598	50,545,466	52,629,508	145,774	*	—	—	*	—	—	—	—
Reid Hoffman(14)	8,610,727	28,976,034	2,456,807	52,992	*	—	—	*	8,900,000	8,900,000	—	—
Brittany Bagley(15)	183,242	—	130,250	52,992	*	—	—	*	—	—	—	—
Reinvent Sponsor Y LLC(16)	6,883,086	—	6,883,086	—	—	—	—	—	8,900,000	8,900,000	—	—
Entities affiliated with Allen & Company LLC (17)	9,266,996	—	1,000,000	8,266,996	1.1%	—	—	*	—	—	—	—
Entities affiliated with Baillie Gifford(18)	15,000,000	6,578,060	21,578,060	—	—	—	—	—	—	—	—	—
CPP Investment Board PMI-3 Inc.(19)	2,500,000	5,873,275	8,373,275	—	—	—	—	—	—	—	—	—
Entities affiliated with Fidelity(20)	5,000,000	5,873,273	10,873,273	—	—	—	—	—	—	—	—	—
Ghisallo Master Fund LP(21)	1,000,000	—	1,000,000	—	—	—	—	—	—	—	—	—
Hedosophia Group Limited(22)	5,200,000	—	5,200,000	—	—	—	—	—	—	—	—	—
Entities affiliated with Morgan Stanley(23)	15,000,000	—	15,000,000	—	—	—	—	—	—	—	—	—
PACCAR Inc.(24)	1,000,000	—	1,000,000	—	—	—	—	—	—	—	—	—
Entities affiliated with PrimeCap (25)	10,450,000	—	10,450,000	—	—	—	—	—	—	—	—	—
Entities affiliated with Soros(26)	2,000,000	—	2,000,000	—	—	—	—	—	—	—	—	—
Volvo Autonomous Solutions AB(27)	500,000	—	500,000	—	—	—	—	—	—	—	—	—
XN Exponent Master Fund(28)	6,500,000	—	6,500,000	—	—	—	—	—	—	—	—	—
Reprogram med Interchange LLC(29)	1,000,000	—	1,000,000	—	—	—	—	—	—	—	—	—
TP Trading II LLC(30)	5,000,000	—	5,000,000	—	—	—	—	—	—	—	—	—
Michael Thompson(31)	430,000	1,174,642	430,000	—	—	—	—	—	—	—	—	—
Wai-Yen Lau	70,000	—	70,000	—	—	—	—	—	—	—	—	—

Anne-Marie Slaughter(32)	30,000	—	30,000	—	—	—	—	—	—	—	—	—
Colleen McCreary (33)	30,000	—	30,000	—	—	—	—	—	—	—	—	—
Karen Francis(34)	30,000	—	30,000	—	—	—	—	—	—	—	—	—
Katharina Borchert(35)	30,000	—	30,000	—	—	—	—	—	—	—	—	—
Workplay Ventures LLC(36)	600,000	—	600,000	—	—	—	—	—	—	—	—	—
MJP DT Holdings LLC(37)	400,000	—	400,000	—	—	—	—	—	—	—	—	—
__________________
*Less than 1%
**Percentage of total voting power represents voting power with respect to all shares of Class A Common Stock and Class B Common Stock, as a single class. Each share of Class B Common Stock is entitled to ten votes per share and each share of Class A Common Stock is entitled to one vote per share. For more information about the voting rights of Common Stock, see the section below titled “Description of Securities.”
(1)The number of shares of Class A Common Stock reflect all shares of Class A Common Stock acquired by or issuable to a Selling Securityholder pursuant to applicable award grants previously made irrespective of whether such grants are vested or convertible as of March 15, 2023 or will become vested or convertible within 60 days after March 15, 2023.
(2)Consists of 300,936,375 shares of Class A Common Stock held by Neben Holdings, LLC. Neben Holdings, LLC is a wholly owned indirect subsidiary of Uber Technologies, Inc., a publicly traded company. Dara Khosrowshahi, a member of our Board, is Chief Executive Officer of Uber Technologies, Inc.
(3)Consists of (i) 11,746,572 shares of Class B Common Stock held by Sequoia Capital U.S. Growth Fund VIII, L.P. (“GF VIII”), (ii) 23,493,189 shares of Class B Common Stock held by Sequoia Capital Global Growth Fund III-Endurance Partners, L.P. (“GGF III”), (iii) 165,000 shares of Aurora Class A Common Stock held by GF VIII and (iv) 335,000 shares of Class A Common Stock held by GGF III. SC US (TTGP), Ltd. is (i) the general partner of SCGGF III-Endurance Partners Management, L.P., which is the general partner of GGF III, and (ii) the general partner of SC U.S. Growth VIII Management, L.P., which is the general partner of GF VIII. As a result, SC US (TTGP), Ltd. may be deemed to share voting and dispositive power with respect to the shares held by the Sequoia Capital entities. The directors and stockholders of SC US (TTGP), Ltd. who participate in decisions to exercise voting and investment discretion with respect to GF VIII include Carl Eschenbach, who served as a member of our Board until March 2023. In addition, the directors and stockholders of SC US (TTGP), Ltd. who exercise voting and investment discretion with respect to GGF III are Douglas M. Leone and Roelof Botha. As a result, and by virtue of the relationships described in this paragraph, Messrs. Leone and Botha may be deemed to share voting and dispositive power with respect to the shares held by GGF III. Mr. Eschenbach expressly disclaims beneficial ownership of the shares held by the Sequoia Capital entities.
(4)Consists of (i) 25,374,548 shares of Class B Common Stock held by Greylock 15 Limited Partnership (“Greylock 15”), (ii) 1,409,699 shares of Class B Common Stock held by Greylock 15 Principals Limited Partnership (“Greylock Principals”) and (iii) 1,409,699 shares of Class B Common Stock held by Greylock 15-A Limited Partnership (“Greylock 15-A”). Greylock 15 GP LLC (“Greylock LLC”), is the general partner of each of Greylock 15, Greylock Principals, and Greylock 15-A. Reid Hoffman, a member of our Board, Asheem Chandna, James Slavet, Donald Sullivan, and David Sze are the senior managing members of Greylock LLC. The managing members of Greylock LLC may be deemed to share the power to vote or direct the voting of and to dispose or direct the disposition of the Class B Common Stock beneficially owned by Greylock 15, Greylock Principals, and Greylock 15-A. Each of the managing members of Greylock LLC disclaims beneficial ownership of all securities other than those he owns directly, if any, or by virtue of his indirect pro rata interest, as a managing member of Greylock LLC, in the Class B Common Stock owned by Greylock 15, Greylock Principals, and/or Greylock 15-A.
(5)Consists of (i) 37,342,994 shares of Class B Common Stock held by Index Ventures Growth III (Jersey), L.P. (“Index Growth III”), (ii) 568,654 shares of Class B Common Stock held by Yucca (Jersey) SLP (“Yucca”), (iii) 492,500 shares of Class A Common Stock held by Index Growth III and (iv) 7,500 shares of Class A Common Stock held by Yucca. Index Venture Growth Associates III Limited (“IVGA III”) is the managing general partner of Index Growth III and may be deemed to have voting and dispositive power over the shares held by such fund. Yucca is the administrator of the Index co-investment vehicles that are contractually required to mirror the relevant Index funds’ investment, and IVGA III may be deemed to have voting and dispositive power over its allocation of shares held by Yucca. Michelangelo Volpi, a member of our Board, is a General Partner at Index Ventures.
(6)Consists of 35,239,761 shares of Class B Common Stock held by Amazon.com NV Investment Holdings LLC. Amazon.com NV Investment Holdings LLC, a wholly owned subsidiary of Amazon.com, Inc., a publicly traded company.
(7)Consists of 54,210,463 shares of Class A Common Stock beneficially owned by funds and accounts (severally and not jointly) that are advised or subadvised by T. Rowe Price Associates, Inc. (“TRPA”). TRPA, as investment adviser, has dispositive and voting power with respect to the shares held by these funds and accounts. For purposes of the Securities Exchange Act of 1934, TRPA may be deemed to be the beneficial owner of these shares; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA is a wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company.
(8)Consists of (i) 47,348,178 shares of Class A Common Stock held by Toyota Motor Corporation, a publicly traded company, and (ii) 293,651 shares of Class A Common Stock held by Toyota A.I. Ventures Fund I, L.P. Toyota Motor Corporation has dispositive control over the shares held by Toyota A.I. Ventures Fund I, L.P. and may be deemed to beneficially own such shares.
(9)Consists of (i) 129,874 shares of Class A Common Stock, (ii) 99,092 shares of Class A Common Stock issuable upon settlement of restricted stock units, and (iii) 40,740,447 shares of Class B Common Stock held by James Andrew Bagnell. Mr. Bagnell is our Chief Scientist and a former member of our Board.

(10)Consists of (i) 289,120 shares of Class A Common Stock issuable upon settlement of restricted stock units, (ii) 342,006 shares of Class A Common Stock held by Mr. Urmson, (iii) 65,125 shares of Class A Common Stock held by Mr. Urmson’s spouse and (iv) 145,831,739 shares of Class B Common Stock held by Chris Urmson. Mr. Urmson is our Chief Executive Officer and Chairman of our Board.
(11)Consists of (i) 860,304 shares of Class A Common Stock issuable upon exercise of stock options and (ii) 341,220 shares of Class A Common Stock issuable upon settlement of restricted stock units. Richard Tame is our Chief Financial Officer.
(12)Consists of (i) 3,354,625 shares of Class A Common Stock held by William Mouat, (ii) 88,190 shares of Class A Common Stock issuable upon exercise of stock options and (iii) 81,406 shares of Class A Common Stock issuable upon settlement of restricted stock units. Mr. Mouat is a former General Counsel of the Company.
(13)Consists of (i) 50,545,131 shares of Class B Common Stock held by Sterling Anderson, (ii) 335 shares of Class B Common Stock held by the Anderson 2021 GRAT, of which Mr. Anderson is trustee, (iii) 2,092,733 shares of Class A Common Stock held by Mr. Anderson, and (iv) 123,865 shares of Class A Common Stock issuable upon settlement of restricted stock units. Mr. Anderson is our Chief Product Officer and a member of our Board.
(14)Consists of (i) 52,992 shares of Class A Common Stock issuable upon settlement of restricted stock units, (ii) 6,883,086 shares of Class A Common Stock held by Reinvent Sponsor Y LLC, (iii) 1,000,000 shares of Class A Common Stock held by Reprogrammed Interchange LLC, (iv) 674,719 shares of Class A Common Stock held by Programmable Exchange LLC, (v) 782,088 shares of Class B Common Stock held by Thigmotropism LLC, (vi) shares of Class B Common Stock held by the Greylock entities referenced in footnote (4) above and (vii) 8,900,000 shares of Class A Common Stock issuable upon conversion of the Private Placement Warrants held by Reinvent Sponsor Y LLC. Reid Hoffman is a member of our Board and an equityholder of Reinvent Sponsor Y LLC. Mr. Hoffman may be deemed to beneficially own shares held by Reinvent Sponsor Y LLC by virtue of his shared control over the Sponsor. Mr. Hoffman may be deemed to beneficially own shares held by Reprogrammed Interchange LLC, Programmable Exchange LLC and Thigmotropism LLC by virtue of his voting and investment power over such shares.
(15)Consists of (i) 48,842 shares of Class A Common Stock and (ii) 134,400 shares of Class A Common Stock issuable upon settlement of restricted stock units. Ms. Bagley is a member of our Board.
(16)Consists of (i) 6,883,086 shares of Class A Common Stock and (ii) 8,900,000 shares of Class A Common Stock issuable upon conversion of the Private Placement Warrants. Reid Hoffman, a member of our Board, Mark Pincus, a member of the board of directors of RTPY prior to the consummation of the Business Combination, Michael Thompson, Chief Executive Officer, Chief Financial Officer and a member of the board of directors of RTPY prior to the consummation of the Business Combination, and David Cohen, Secretary of RTPY prior to the consummation of the Business Combination, are direct or indirect equityholders of the Sponsor. Messrs. Hoffman and Pincus may be deemed to beneficially own shares held by the Sponsor by virtue of their shared control over the Sponsor. Each of Messrs. Hoffman and Pincus disclaims beneficial ownership of shares held by the Sponsor except to the extent of their pecuniary interest therein.
(17)Consists of 1,000,000 shares of Class A Common stock beneficially owned by funds and accounts (severally and not jointly) of which Allen & Company LLC serves as managing member. The selling stockholder is controlled by the members of Allen & Company LLC. Ian Smith, a Managing Director of Allen & Company LLC, is a former director of the Company.
(18)Baillie Gifford & Co. has been appointed to act for and on behalf of as investment manager for Baillie Gifford US Growth Trust PLC and Scottish Mortgage Investment Trust PLC with full voting and investment power.
(19)The natural control person and authorized signatory of CPP Investment Board PMI-3 Inc is Leon Pederson.
(20)These securities are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.
(21)Michael Germino is the natural control person and authorized signatory for the securities held by Ghisallo Master Fund LP.
(22)The board of directors of Hedosophia Public Investments Limited comprises Ian Osborne, Iain Stokes, Rob King and Trina Le Noury and each director has shared voting and dispositive power with respect to the securities held by Hedosophia Public Investments Limited. Each of them disclaims beneficial ownership of the securities held by Hedosophia Public Investments Limited.
(23)Consists of 15,000,000 shares of Class A Common Stock beneficially owned by funds and accounts (severally and not jointly) of which Morgan Stanley Investment Management Inc. (“MSIM”) serves as investment manager or adviser. MSIM, as investment manager or adviser of Selling Securityholder, holds the power to vote or dispose of the securities mentioned here.
(24)PACCAR Inc. is a publicly traded company.
(25)Consists of 10,450,000 shares of Class A Common Stock beneficially owned by funds and accounts (severally and not jointly) controlled by PRIMECAP Management Company.
(26)Consists of 2,000,000 shares of Class A Common Stock beneficially owned by funds and accounts (severally and not jointly) of which Soros Fund Management LLC (“SFM LLC”) serves as principal investment manager. As such, SFM LLC has been granted investment discretion over portfolio investments, including the securities, held for the account of these entities. George Soros serves as Chairman of SFM LLC and has sole discretion to replace FPR Manager LLC, the manager of SFM LLC.
(27)Volvo AB is the ultimate parent holding company of Volvo Autonomous Solutions AB. On behalf of Volvo Autonomous Solutions AB, the executive officers and the board of directors of Volvo Autonomous Solutions AB have voting and investment power over the shares held by Volvo Autonomous Solutions AB, which is the registered holders of the securities. Volvo AB and such executive officers and directors of Volvo Autonomous Solutions AB expressly disclaim beneficial ownership of all securities held by Volvo Autonomous Solutions AB.

(28)XN LP serves as investment manager to XN Exponent Master Fund LP (the “Fund”) and has discretionary authority to make investment decisions and determine how to vote any securities held by the Fund. The general partner of XN LP is XN Management GP LLC, which is indirectly controlled by Gaurav Kapadia.
(29)The manager of Reprogrammed Interchange LLC is Frank Huang. Mr. Hoffman, a member of our Board, may be deemed the beneficial owner of the shares of Common Stock held by Reprogrammed Interchange LLC.
(30)The securities of the Company set forth herein are directly beneficially owned by TP Trading II LLC (“TP Trading II”). TP Trading II is an affiliate of Third Point LLC (“Third Point”) and holds the securities listed herein as nominee for funds managed and/or advised by Third Point and not in its individual capacity. Daniel S. Loeb is the Chief Executive Officer of Third Point. By reason of the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, Third Point and Mr. Loeb may be deemed to be the beneficial owners of the securities beneficially owned by TP Trading II. Third Point and Mr. Loeb hereby disclaim beneficial ownership of all such securities, except to the extent of any indirect pecuniary interest therein.
(31)Consists of (i) 430,000 shares of Class A Common Stock held directly by Mr. Thompson and (ii) 1,174,642 shares of Class B Common Stock held by Reinvent Capital Fund LP. Mr. Thompson may be deemed a beneficial owner of securities held by Reinvent Capital Fund LP by virtue of his shared control over Reinvent Capital Fund LP. Mr. Thompson disclaims beneficial ownership of the securities held by Reinvent Capital Fund LP, except to the extent of his pecuniary interest therein. Mr. Thompson was Chief Executive Officer, Chief Financial Officer and a director of RTPY prior to the consummation of the Business Combination.
(32)Ms. Slaughter was a member of the board of directors of RTPY prior to the consummation of the Business Combination.
(33)Ms. McCreary was a member of the board of directors of RTPY prior to the consummation of the Business Combination.
(34)Ms. Francis was a member of the board of directors of RTPY prior to the consummation of the Business Combination.
(35)Ms. Borchert was a member of the board of directors of RTPY prior to the consummation of the Business Combination.
(36)The manager of Workplay Ventures LLC is Gretchen Lucas. Workplay Ventures LLC is wholly owned by 4D Revocable Trust. Mark J. Pincus is the Trustee of 4D Revocable Trust. Mr. Pincus was a member of the board of directors of RTPY prior to the consummation of the Business Combination.
(37)The manager of MJP DT Holdings LLC is Gretchen Lucas. MJP DT Holdings LLC is wholly owned by MJP 2020 Delaware Irrevocable Trust, the trustee of which is J.P. Morgan Trust Company of Delaware. Mark J. Pincus has the right to remove and replace the trustee of MJP 2020 Delaware Irrevocable Trust. Mr. Pincus was a member of the board of directors of RTPY prior to the consummation of the Business Combination.

DESCRIPTION OF SECURITIES
The description of our securities is incorporated by reference to Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 21, 2023.

PLAN OF DISTRIBUTION
We are registering the issuance by us of up to 8,900,000 shares of our Class A Common Stock issuable upon the exercise of the Private Placement Warrants and up to 12,218,750 shares of our Class A Common Stock issuable upon the exercise of the Public Warrants. We are also registering securities for resale by the Selling Securityholders. As used herein, references to “Selling Securityholders” includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of Class A Common Stock or Warrants or interests in the Securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer.
•We will not receive any of the proceeds of the sale of the Securities offered by this prospectus. We will receive up to an aggregate of approximately $244.1 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash and from the exercise of the Affiliate Options and the Former Employee Options. The aggregate proceeds to the Selling Securityholders from the sale of the Securities will be the purchase price of the Securities less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Securities covered by this prospectus. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Securities to be made directly or through agents.
The Securities offered by this prospectus may be sold from time to time to purchasers:
•directly by the Selling Securityholders;
•through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Securityholders or the purchasers of the Securities; or
•through a combination of any of these methods of sale.
Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any underwriter, broker-dealer or agent regarding the sale of the Securities by the Selling Securityholders.
The securities may be sold in one or more transactions at:
•fixed prices;
•prevailing market prices at the time of sale;
•prices related to such prevailing market prices;
•varying prices determined at the time of sale; or
•negotiated prices.
These sales may be effected in one or more transactions:
•through one or more underwritten offerings on a firm commitment or best efforts basis;
•settlement of short sales entered into after the date of this prospectus;

•agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•in privately negotiated transactions;
•in options or other hedging transactions, whether through an options exchange or otherwise;
•in distributions to members, limited partners or stockholders of Selling Securityholders;
•any other method permitted by applicable law;
•on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale, including Nasdaq;
•in the over-the-counter market;
•in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•any other method permitted by applicable law; or
•through any combination of the foregoing.
These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
In connection with distributions of the Securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Securities in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of the Securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the Securities short and redeliver the Securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the Securities offered by this prospectus, which Securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge the Securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged Securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell the Securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge the Securities to a financial institution or other third party that in turn may sell the Securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
At the time a particular offering of the Securities is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of Securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of Securities by the Selling Securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.
The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our Securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.
The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Securityholders will sell any or all of the Securities under this prospectus. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise or gift the Securities by other means not described in this prospectus. In addition, any Securities covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The Selling Securityholders may, from time to time, pledge or grant a security interest in some shares of the Securities owned by them and, if a Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of the Securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Securityholders to include the pledgee, transferee or other successors in interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer shares of the Securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
A Selling Securityholder that is an entity may elect to make an in-kind distribution of the Securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable shares of the Securities pursuant to the distribution through a registration statement.
The Selling Securityholders may, from time to time, pledge or grant a security interest in some shares of the Securities owned by them and, if a Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of the Securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Securityholders to include the pledgee, transferee or other successors in interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer shares of the Securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
A Selling Securityholder that is an entity may elect to make an in-kind distribution of the Securities to its members, partners or shareholders pursuant to this prospectus by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable shares of the Securities pursuant to the distribution through this prospectus.
For additional information regarding expenses of registration, see the section titled “Use of Proceeds” appearing elsewhere in this prospectus.

Lock-Up Restrictions
Of the shares of Class A Common Stock that may be offered or sold by Selling Securityholders identified in this prospectus, as of March 15, 2023, 577,935,128 of those shares are Lock-Up Shares, which are subject to certain lock-up restrictions pursuant to a lock-up agreement further described in the section titled “Description of Securities” appearing elsewhere in this prospectus.

LEGAL MATTERS
The validity of the Securities offered hereby has been passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, New York, New York, which has acted as our counsel in connection with this offering. Certain members of, and investment partnerships comprised of members of, and persons associated with, Wilson Sonsini Goodrich & Rosati, Professional Corporation, directly or indirectly own less than 1% of the outstanding shares of our Class A Common Stock.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022, have been so incorporated in reliance on the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of information filed by us with the SEC are also available on our website at www.aurora.tech. Information accessible on or through our website is not a part of this prospectus.
This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:
•Our Annual Report on Form 10-K for the year ended December 31, 2022 (as filed with the SEC on February 21, 2023);
•The portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 6, 2023 (other than information furnished rather than filed) that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022;
•Our Current Reports on Form 8-K filed January 30, 2023, March 9, 2023, and March 15, 2023; and

•The description of our capital stock contained in Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2022 (as filed with the SEC on February 21, 2023), including any amendments or reports filed for the purpose of updating such description.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Aurora Innovation, Inc.
1654 Smallman Street
Pittsburgh, Pennsylvania 15222
Attn: Investor Relations
(888) 583-9506

903,072,352 Shares of Class A Common Stock
8,900,000 Warrants to Purchase Shares of Class A Common A Common Stock

PROSPECTUS

, 2023
We have not authorized anyone to provide you with information other than this prospectus or any supplement or amendment hereto. You should not assume that the information contained in this prospectus or any supplement or amendment hereto is accurate as of any date other than the date of this prospectus or any such supplement or amendment. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution
The following table sets forth all expenses to be paid by us in connection with the issuance and distribution of the shares of Class A Common Stock and Warrants being registered by this registration statement. All amounts shown are estimates except for the SEC registration fee.
We will bear all costs, expenses and fees in connection with the registration of the securities. Selling Securityholders, however, will bear all brokers and underwriting commissions and discounts, if any, attributable to their sale of the Securities.

	Amount
SEC registration fee	$816,795	(1)
Accounting fees and expenses	103,500
Legal fees and expenses	125,000
Financial printing and miscellaneous expenses	159,250
Total	$1,204,545
__________________
(1)Previously paid.
Item 15.    Indemnification of Directors and Officers
Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides for this limitation of liability.
Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.
Our Bylaws provide that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.
We have entered into indemnification agreements with each of our directors and executive officers. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of our Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board pursuant to the applicable procedure outlined in our Bylaws.
Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the Board at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
We currently maintain and expect to continue to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the insurance, and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Item 16.    Exhibits and Financial Statement Schedules
(a)Exhibits

				Incorporated by reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date	Filed or Furnished Herewith

2.1†	Agreement and Plan of Merger, dated as of July 14, 2021, by and among Reinvent Technology Partners Y, RTPY Merger Sub Inc., and Aurora Innovation, Inc.	8-K	001-40216	2.1	July 15, 2021
2.2†	Plan of Domestication, dated as of September 28, 2021	S-4/A	333-257912	2.2	September 29, 2021
2.3†	Stock Purchase and Agreement and Plan of Merger, dated as of January 19, 2021, by and between Aurora Innovation, Inc., Avian U Merger Holdco Corp., Avian U Merger Sub Corp., Avian U Merger Sub LLC, Blocker U Merger Sub LLC, SVF Yellow (USA) Corporation, Apparate USA LLC and Uber Technologies, Inc.	S-4/A	333-257912	2.3	September 29, 2021
3.1	Certificate of Incorporation of the Company	8-K	001-40216	3.1	November 4, 2021
3.2	Bylaws of the Company	8-K	001-40216	3.2	November 4, 2021
4.1	Specimen Class A Common Stock Certificate	8-K	001-40216	4.1	November 4, 2021
4.2	Specimen Warrant Certificate	8-K	001-40216	4.1	March 18, 2021
4.3	Warrant Agreement, dated as of March 15, 2021, by and between Reinvent Technology Partners Y and Continental Stock Transfer & Trust Company, as warrant agent	8-K	001-40216	4.1	March 18, 2021
4.4	Amendment of Warrant Agreement, dated as of February 28, 2022, by and among Aurora Innovation, Inc., Continental Stock Transfer & Trust Company and American Stock Transfer & Trust Company	S-1	333-260835	4.4	March 11, 2022
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.	S-1	333-260835	5.1	November 5, 2021
23.1	Consent of KPMG LLP					X
23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)	S-1	333-260835	23.4	November 5, 2021
24.1	Power of Attorney (included on the signature page to this Registration Statement)					X
107	Filing Fee Table	POS AM	333-260835	107	February 21, 2023
__________________
†Schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

(b)Calculation of Filing Fees Table.
The Calculation of Filing Fees Table was filed as Exhibit 107 to the Post-Effective Amendment No. 2 and is incorporated herein by reference. No additional securities are being registered under this Post-Effective Amendment No. 3 and all applicable registration fees were paid at the time of the filing of the Initial Registration Statement on November 5, 2021. Accordingly, no changes to the Calculation of Filing Fee Table are necessary.
Item 17.    Undertakings
(a)The undersigned registrant hereby undertakes:
(1)to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in

Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(b)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(c)The undersigned registrant hereby undertakes that:
(1)For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering therefore.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pittsburgh, Commonwealth of Pennsylvania, on April 6, 2023.

AURORA INNOVATION, INC.

By:	/s/ Chris Urmson
Chris Urmson
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Chris Urmson, Richard Tame and Nolan Shenai, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chris Urmson	Chief Executive Officer and Director (Principal Executive Officer)	April 6, 2023
Chris Urmson

/s/ Richard Tame	Chief Financial Officer (Principal Financial and Accounting Officer)	April 6, 2023
Richard Tame

/s/ Sterling Anderson	Director	April 6, 2023
Sterling Anderson

/s/ Brittany Bagley	Director	April 6, 2023
Brittany Bagley

/s/ Gloria Boyland	Director	April 6, 2023
Gloria Boyland

/s/ Reid Hoffman	Director	April 6, 2023
Reid Hoffman

/s/ Claire Hughes Johnson	Director	April 6, 2023
Claire Hughes Johnson

/s/ Dara Khosrowshahi	Director	April 6, 2023
Dara Khosrowshahi
/s/ Michelangelo Volpi	Director	April 6, 2023
Michelangelo Volpi